Exhibit 99.2

SEVERANCE AND RELEASE AGREEMENT

THIS AGREEMENT is made and entered into as of this the 22nd day of February, 2006, by and between Christopher L. Morin (hereinafter “Morin”), Noble International, Ltd. and any and all of its subsidiaries and affiliates (hereinafter referred to collectively as “Noble”).

AGREEMENT

WHEREAS, Morin is currently the Chief Executive Officer of the Company and a member of the Board of Directors.

WHEREAS, on or about January 1, 2005, Morin entered into an employment agreement with the Company (the “Agreement”).

WHEREAS, Morin and Noble agree that it would be in their best interests to sever their employment relationship;

WHEREAS, Morin and Noble have met and reached a full agreement and understanding concerning the severance of their employment relationship;

WHEREAS, this Severance and Release Agreement is intended to set forth, and does set forth, all terms and conditions of Morin’s termination of employment.

NOW, THEREFORE, the parties to this Agreement have mutually and voluntarily agreed to resolve their disputes in sole consideration for the promises and covenants set forth as follows:

1. Upon the execution of this Agreement by the parties, Morin voluntarily resigns from his employment with Noble effective February 24, 2006. Morin shall resign from all positions and offices held with Noble, its entities and affiliates. Morin will receive his earned but unpaid bonus for calendar year 2005, but will not be entitled to any additional bonus whether accrued, unpaid or pro rated for 2006 or any other year of his employment.

2. Noble agrees to pay Morin severance payments equal to Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00), to be paid consistent with the Company’s current payroll period, subject to deductions for local, state, federal or FICA taxes, as applicable.

3. Noble shall continue Morin’s currently elected health care for a period to end the sooner of one (1) year from the date hereof, or the date upon which he is eligible to receive health care coverage from another employer (the “Health Care Coverage Period”). Following the Health Care Coverage Period, Morin shall retain the right to continued health care coverage at his own cost pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA ). Morin shall also be entitled to receive automobile allowance expense for a period of one (1) year from the date hereof. All other perquisites and other employee benefits shall cease immediately.

4. Vested and unvested Stock Options shall be exercisable pursuant to Morin’s existing Non-Qualified Stock Option Agreements.

5. The parties agree that the severance and stock option vesting constitutes consideration paid to Morin in exchange for his release of Noble from liability for all damages claimable by Morin under any federal or state statutes, constitutions, or state common law tort, contract doctrines and/or the Employment Agreement.

6. Morin, on behalf of himself, his agents, representatives, executors, heirs, administrators, assigns and all those acting on his behalf, agrees to release, acquit, and forever discharge Noble, its agents, employees, officers, directors, subsidiaries and related or controlled entities, affiliates, parent, shareholders, representatives, executors, heirs, administrators, successors, and assigns from any and all claims and causes of action, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or unliquidated, which he ever had or now has against Noble, including but not limited to all claims and/or causes of action in any way related to Morin’s hire, employment or termination of employment, including, but not limited to, any claims of discrimination, breach of contract, actual and/or constructive discharge, retaliation or defamation. This release also includes, but is not limited to, any claims under the Age Discrimination in Employment Act, 29 USC 626 (f) (1991), which prohibits discrimination on the basis of age.

7. Noble hereby releases Morin from any and all claims and causes of action currently known or suspected which it ever had or now has against Morin, and agrees to indemnify and hold Morin harmless against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters relating to Morin’s employment as an employee, officer or Director of Noble with the exception of any intentional crimes or reckless, illegal or unlawful actions committed by Morin falling outside the scope of his duties as an employee, officer or Director of Noble.

8. The parties acknowledge that they may in the future discover facts different from or in addition to those which they now know or believe to be true with respect to the matters which are the subject of this Agreement and agree that this Agreement shall remain in effect in all respects, notwithstanding the discovery or existence of different or additional facts. The parties intend this Agreement to release fully, finally and forever the claims described in paragraph 6 and to further this intention the parties agree that this Settlement and Release Agreement shall remain in effect and enforceable as full and complete release of claims, notwithstanding the discovery or existence of different or additional facts relevant to those claims.

9. This Severance and Release Agreement by the parties shall not constitute or be construed as an admission of liability by any of the parties for any purpose whatsoever.

10. In entering into this Severance and Release Agreement, each party warrants that they or it have done so voluntarily and of their own accord without reliance on any inducement, promise or representation by any other party except those which are expressly set forth in this Agreement.

11. The parties agree to act hereafter in a professional and non-retaliatory manner, refraining from making disparaging remarks, innuendos, gestures, insinuations, actions, or other verbal, nonoverbal, written, electronic or other similar such expression concerning each other. Morin acknowledges that a breach or threatened breach of this provision will result in Noble suffering irreparable harm that cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, Noble is entitled to equitable relief, including interim or permanent injunctive relief, specific performance, or other equitable remedies in the event of any breach of this or any of the other of the provisions of this agreement, in addition to all other remedies which may be available to Noble, including discontinuation of the payments provided for hereunder.

12. Morin will immediately return any and all Noble property in his possession, including but not limited to, keys, credit card, files and any other property or documentation. Morin shall also return any and all files and information contained in any computer equipment, including any hard drives, floppy disks, tapes, CD ROMS and recordables, zip drives, hard copies containing information and/or files obtained from Noble or regarding Noble’s business operations regardless of where located. Morin verifies that he has not, nor has he requested or directed anyone else to, nor shall he access, share, copy or retain any hard drives, floppy disks, tapes, CD ROMS and recordables, zip drives and hard copies containing information and/or files obtained from Noble or regarding Noble’s business operations regardless of where located.

13. Morin agrees that if contacted by Noble, for information relating to business operations or other matters, he will be responsive, cooperative and, if necessary, make himself available (at a time convenient to Morin).

14. In consideration of the recitals and the mutual agreements contained herein, for the period commencing March 1, 2006 and ending on February 28, 2007, Morin shall not, without Noble’s prior written consent (i) own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected, directly or indirectly, as proprietor, partner, stockholder (other than ownership of not more than 5% of any class of securities of a publicly traded entity which engages in a Competing Activity, as defined herein), director, officer, executive, employee, agent, advisor, creditor, consultant, independent contractor, joint venturer, investor or in any other capacity or manner whatsoever, with any entity which engages in any business which directly or indirectly competes with the business of Noble or its subsidiaries and affiliates (“Competing Activity”), (ii) directly or indirectly as proprietor, partner, stockholder, director, officer, executive, employee, agent, advisor, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, solicit or hire directly or indirectly (in connection with or to be involved in any Competing Activity) any person employed by Noble, or its subsidiaries and affiliates, on or after the date hereof, or (iii) directly or indirectly as proprietor, partner, stockholder, director, officer, executive, employee, agent, advisor, creditor, consultant, independent contractor, joint venturer, investor or in any other capacity or manner whatsoever, solicit directly or indirectly (in connection with any Competing Activity) any customers or accounts of Noble existing on or after the date hereof. Morin acknowledges that a breach or threatened breach of this provision will result in Noble suffering irreparable harm that cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, Noble is entitled to equitable relief, including interim or permanent injunctive relief, specific performance, or other equitable remedies in the event of any breach of this or any of the other of the provisions of this agreement, in addition to all other remedies which may be available to Noble.

15. In consideration of the recitals and the mutual agreements contained herein, Morin acknowledges that he remains obligated to keep confidential and not disclose or use, directly or indirectly, on his own behalf or on behalf of any other person or business entity, any Confidential

Information obtained through his employment. “Confidential Information” is defined as oral or written, financial, technical and other information concerning the business affairs and potential or proposed business affairs of Noble including, but not limited to the property, business, financing, marketing, business methods, sales, technology, processes, procedures, plans, projections, strategy, business developments, trade secrets, proprietary information, service capabilities, potential transactions, engagements, customers and methods of Noble and/or its parent and affiliated entities. Morin acknowledges that a breach or threatened breach of this provision will result in Noble suffering irreparable harm that cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, Noble is entitled to equitable relief, including interim or permanent injunctive relief, specific performance, or other equitable remedies in the event of any breach of this or any of the other of the provisions of this agreement, in addition to all other remedies which may be available to Noble.

16. In the event that Morin is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any trade secrets, confidential or proprietary information, it is agreed that Morin will provide Noble with prompt notice of any such request or requirement (written if practical) so that Noble may seek an appropriate protective order or waive Morin’ compliance with the provisions of this agreement. In any event, Morin will not oppose action by Noble to obtain appropriate protective order or other relief.

17. In the event that any legal action is commenced by any party to seek enforcement of this Severance and Release Agreement or damages for its breach, the prevailing party shall be entitled to recover its costs and reasonable attorney fees incurred in connection with that action. Where specific provision for attorney fees is contained herein, those provisions shall be controlling.

18. Morin and Noble agree that this Severance and Release Agreement and the Non-Qualified Stock Option Agreements represent the entire agreements between them. There are no other written or oral agreements between the parties.

19. No waiver, modification or amendment of any term, condition or provision of this Severance and Release Agreement shall be valid or have any force or effect unless made in writing and signed by the parties.

20. Morin acknowledges that he has read this Severance and Release Agreement and that he understands the contents and the meaning and effect thereof. Morin acknowledges that he was encouraged to discuss the Agreement with an attorney or other advisor and that he has signed this Agreement voluntarily without any duress or coercion. Each party shall bear its own costs and attorneys fees.

21. Morin acknowledges that he has had at least 21 days in which to consider this Agreement before its execution.

22. Morin understands that this Agreement will not be effective or enforceable for seven days following the date of his signature below and during this time only, Morin make revoke the Agreement. Any revocation must be in writing, signed by Morin, and delivered or mailed to Michael C. Azar, 28213 Van Dyke Avenue, Warren, MI 48093, so as to arrive within seven days of the date Morin signed this Agreement.

23. This Agreement is made and entered into in the State of Michigan and shall be interpreted, enforced and governed under the law of that State. Any action or proceeding relating to or arising out of this Agreement shall be brought and maintained in the Macomb County Circuit Court and the parties hereby submit to the exclusive jurisdiction of such court and stipulate that such forum is convenient to the parties for the purpose of trial of such action or proceeding.

24. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way effect, impair or invalidate any other covenant, condition or other provision contained in this Agreement.

25. This Agreement is deemed drafted by all parties.

26. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

/s/ CHRISTOPHER L. MORIN
CHRISTOPHER L. MORIN

NOBLE INTERNATIONAL, LTD.

BY:
ITS:

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